EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Agreement (the “Amendment”), effective December 1, 2015 (the “Effective Date”), amends the employment agreement (the “Employment Agreement”), dated as of ______, between Joy Global Inc., a Delaware corporation (the “Company”), and ______ (the “Executive”).

WHEREAS, the Company entered into the Employment Agreement to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a change in control of the Company; and

WHEREAS, the Employment Agreement describes the treatment upon a change in control of the Company of equity awards under the Joy Global Inc. 2007 Stock Incentive Plan and any successor plan (the “Plan”); and

WHEREAS, the Company granted equity awards to the Executive prior to the Effective Date (“Prior Awards”) and expects to issue additional equity awards to the Executive on or after the Effective Date (“New Awards”); and

WHEREAS, the Company wishes to amend the Employment Agreement to provide that New Awards will be governed by the terms specified in each applicable award agreement, and Prior Awards will continue to be governed by the terms specified in the Employment Agreement before the Effective Date of this Amendment.

NOW, THEREFORE, IT IS AGREED that, in consideration for the grant of any awards under the Plan on and after the Effective Date, Section 3(b)(3)(B) of the Employment Agreement is amended to read:

(B)    (i) With respect to any equity award granted by the Company before December 1, 2015, notwithstanding any provision in an award agreement or equity plan to the contrary, (A) effective as of the first date that a Change in Control occurs during the Change in Control Period (the “Cash-out Date”), each and every stock appreciation right (“SAR”) on or employee option to purchase the Company’s common stock (“Common Stock”) that is outstanding and unvested as of the Cash-out Date (each, an “Equity Award”) and that is held by the Executive (or any transferee of the Executive), shall be canceled as of the Cash-out Date, and in consideration of such Equity Award, the Company shall pay as promptly as practicable to the Executive (or such transferee, if applicable), in full satisfaction of each such Equity Award, subject to any applicable federal, state, local or foreign withholding tax, an amount in cash equal to the product of (1) the excess, if any, of (I) the Merger Consideration over (II) the exercise price per share of the Common Stock underlying such Equity Award and (2) the number of shares of stock subject to such Equity Award and (B) effective as of the date hereof, any provision in any agreement between the Executive and the Company evidencing the grant of an Equity Award (an “Award Agreement”) or in any equity plan document that provides for the accelerated vesting of an Equity Award upon a “change in control” (as defined in such Award Agreement) is hereby irrevocably waived by the Executive and such accelerated vesting provisions in the applicable Award Agreements and equity plans shall no longer apply to the Executive. For purposes of this Section 3(b)(3)(B), “Merger Consideration” shall mean the average closing sales price during normal trading hours for the five trading days immediately preceding the date of such Change in Control (or, if there are no reported sales during such period, on the last date prior to such period on which there were sales) of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ, in any case, as reported in such source as the Board shall select in good faith. If there is no regular public trading market for such Common Stock, the value of the Common Stock shall be determined by the Board in good faith.

(ii) With respect to any equity award granted by the Company on or after December 1, 2015, the terms of the agreement evidencing the award and the plan under which the award is granted shall determine the treatment of the equity award.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

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Executive

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Joy Global Inc.